DORSEY

October 15, 2012

Board of Directors
Voyager Oil & Gas, Inc.
1600 Broadway, Suite 1040
Denver, CO 80202

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Voyager Oil & Gas, Inc., a Montana corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the offer and sale from time to time of the following securities of the Company: (i) common stock, par value $0.001 per share (the “Common Stock”), to be issued and sold by the Company (the “Primary Shares”); (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”); (iii) debt securities representing unsecured obligations of the Company (the “Debt Securities”) which may be issued in one or more series under an indenture proposed to be entered into between the Company and a trustee, a form of which is filed as an exhibit to the Registration Statement (the “Indenture”); (iv) warrants to purchase Common Stock (the “Common Stock Warrants”), Preferred Stock (the “Preferred Stock Warrants”) or Debt Securities (the “Debt Warrants”); (iv) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Common Stock Warrants, Preferred Stock Warrants or Debt Warrants offered and sold together (“Units”); and (v) up to 12,135,217 shares of Common Stock (the “Secondary Shares”) to be sold by a stockholder of the Company (the “Selling Stockholder”), for an aggregate initial offering price of up to $300,000,000. The Registration Statement also relates to such indeterminate number of shares of Common Stock and Preferred Stock as may be issued upon conversion or exchange of Debt Securities or Preferred stock (the “Indeterminate Securities”). We have been advised that 12,135,217 shares of the Secondary Shares were issued pursuant to the Securities Purchase Agreement, dated as of July 9, 2012, by and among the Company, Emerald Oil & Gas NL, a corporation organized under the laws of Western Australia, Australia, and Emerald Oil, Inc., a Delaware corporation (the “Securities Purchase Agreement”). The Primary Shares, Preferred Stock, Secondary Shares and Indeterminate Shares are herein collectively referred to as the “Securities.”

For purposes of this opinion we have examined the following:

(a)	the articles of incorporation of the Company (the “Articles of Incorporation”);

(b)	the Bylaws of the Company (the “Bylaws”);

(c)	resolutions of the Board of Directors of the Company adopted by written consent dated July 9, 2012 and August 22, 2012 (the “Resolutions”);

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DORSEY

Voyager Oil & Gas, Inc.
October 15, 2012

(d)	the Registration Statement, including the prospectus included therein (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”);

(e)	a copy of the Securities Purchase Agreement; and

(f)	the form of two stock certificates representing the Secondary Shares issued pursuant to the Securities Purchase Agreement.

We have also examined such other documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have assumed that with respect to the Secondary Shares that have been issued pursuant to the Securities Purchase Agreement, the Company received the consideration for such Secondary Shares called for by the Securities Purchase Agreement and the Resolutions.

Based on the foregoing, we are of the opinion that:

1.	The Company has the authority pursuant to its Articles of Incorporation to issue up to 200,000,000 Primary Shares. Upon adoption by the Company’s Board of Directors (the “Board”) or a duly constituted and empowered committee thereof (a “Committee”) of resolutions in sufficient form and content under Montana Business Corporations Act (the “MBCA”), as then in effect, and the Company’s Articles of Incorporation and Bylaws, as then in effect, to authorize a particular issuance of Primary Shares (including any issuance of Primary Shares (i) upon the exchange or conversion of any validly issued, fully paid and non-assessable Preferred Stock that are exchangeable or convertible into Primary Shares, (ii) upon the exchange or conversion of any Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Primary Shares, or (iii) upon the exercise of any validly issued Common Stock Warrants) and upon the issuance and delivery of and payment for such Primary Shares in the manner contemplated by such resolutions and by the Registration Statement, the Prospectus and the related Prospectus Supplement (and in the case of the issuance of Primary Shares pursuant to clauses (i), (ii) or (iii) above, upon the satisfaction of and compliance with the conditions to such exchange, conversion or exercise), such Primary Shares will be validly issued, fully paid and non-assessable.

DORSEY

Voyager Oil & Gas, Inc.
October 15, 2012

2.	The Company has the authority pursuant to its Articles of Incorporation to issue up to 20,000,000 shares of Preferred Stock. Upon (a) adoption by the Board or a Committee of resolutions in sufficient form and content under the MBCA, as then in effect, and the Company’s Articles of Incorporation and Bylaws, as then in effect, to designate a series or class of Preferred Stock and authorize a particular issuance of shares of such series or class of Preferred Stock (including any issuance of shares of a series or class of Preferred Stock (i) upon the exchange or conversion of Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Preferred Stock or (ii) upon the exercise of any validly issued Preferred Stock Warrants) (b) the filing of the resolutions designating such series or class in accordance with the MBCA as then in effect, (c) the taking of any other action necessary under the MBCA, as then in effect, to create such class or series and (d) the issuance and delivery of and payment for such Preferred Stock in the manner contemplated by such resolutions and by the Registration Statement, the Prospectus and the related Prospectus Supplement (and in the case of the issuance of Preferred Stock pursuant to clauses (i), (ii) or (iii) above, upon the satisfaction of and compliance with the conditions to the exercise, exchange or conversion), such Preferred Stock of such series or class will be validly issued, fully paid and non-assessable.

3.	With respect to any Secondary Shares that have been issued pursuant to the Securities Purchase Agreement and to be offered by the Selling Stockholder pursuant to the Registration Statement, such Secondary Shares have been duly authorized, validly issued, fully paid and nonassessable.

The opinions set forth above are subject to the following qualifications and exceptions:

(a)	Our opinions stated above are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general application affecting creditors’ rights.

(b)	Our opinions stated above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law).

DORSEY

Voyager Oil & Gas, Inc.
October 15, 2012

(c)	In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, (i) the Resolutions and any other applicable resolutions referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement and any required post-effective amendment thereto, (iii) the Registration Statement, the Prospectus and any and all Prospectus Supplements required by applicable law have all become effective under the Securities Act, and will be effective at such time, (iv) such Securities will be issued and sold with such terms and in such manner as is described in the Registration Statement (as amended from time to time), the Prospectus included therein (as amended from time to time) and any related Prospectus Supplement and in compliance with the Securities Act, and any applicable state securities laws, all as then in effect, (v) none of the particular terms of a series of Securities will violate any applicable law, (vi) neither the issuance and sale of such Securities nor the compliance by the Company with the terms thereof will result in a violation of the Articles of Incorporation or Bylaws of the Company as then in effect, any agreement or instrument then binding upon the Company or any order then in effect of any court or governmental body having jurisdiction over the Company, (vii) with respect to the issuance of Securities, the Company has a sufficient number of securities of that class or series of equity securities authorized under its Articles of Incorporation as then in effect and (viii) with respect to the issuance of any Securities that are exercisable for or exchangeable or convertible into any other class or series of equity securities, the Company has a sufficient number of securities of such class or series of equity securities issuable on exercise, exchange or conversion of such Securities authorized under its Articles of Incorporation as then in effect.

(d)	We express no opinion as to the enforceability of (i) provisions that relate to choice of law, (ii) waivers by the Company of any statutory or constitutional rights or remedies or (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct.

(e)	We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

Our opinions expressed above are limited to the laws of the State of Montana.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/Dorsey & Whitney LLP
Dorsey & Whitney LLP

JWM/EM